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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, 1995 Employee Stock Purchase Plan and 1995 Non-Employee Directors' Stock Option Plan of DataWorks Corporation for the registration of 2,150,000 shares of common stock of our report dated January 26, 1998, with respect to the consolidated financial statements of DataWorks Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

San Diego, California
July 21, 1998






                                       1.